Exhibit 99.1 NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GLOBALSCAPE® NAMED TO SAN ANTONIO EXPRESS-NEWS

TOP WORKPLACES 2011

San Antonio, Texas-Oct. 14, 2011- GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, was named a top workplace this year in the San Antonio Express-News Top Workplaces 2011. This is the third consecutive year that GlobalSCAPE has received this award.

"We are pleased to be named one of the top places to work in San Antonio again this year," says Jim Morris, president and CEO of GlobalSCAPE. "We are able to deliver leading products and services to the market by fostering a first-class workplace environment for our employees," Morris continued. "I'm very proud of the GlobalSCAPE team and our continued ability to sustain strong financial performance while maintaining a great corporate culture."

The 2011 Top Workplaces list was compiled using responses from a confidential employee survey conducted by Workplace Dynamics, LLC. The survey included questions assessing employee opinions on their company's direction, career opportunities, work conditions, quality of management, and compensation and training. Results were published in the Oct. 13 edition of the San Antonio Express-News.

This is the latest recognition acknowledging GlobalSCAPE's status as a top employer. In the past 12 months, the company has been recognized by Texas Monthly Magazine and the San Antonio Business Journal, and in June of this year, GlobalSCAPE was named one of Computerworld Magazine's "Best Places to Work in IT."

About GlobalSCAPE

San Antonio, TX -based GlobalSCAPE, Inc. (NYSE Amex: GSB) is a leading provider of software and services that enable its customers to exchange information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® software, GlobalSCAPE has been helping businesses and consumers-including 15,000 companies in more than 150 countries-facilitate cost-effective secure information exchange.  GlobalSCAPE and its managed file transfer solutions have been recognized by Gartner Group, ComputerWorld, Network Products Guide, and Deloitte's Technology Fast 500. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.